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                                                                     EXHIBIT 4.3


REGISTERED                                                            REGISTERED

                        OCCIDENTAL PETROLEUM CORPORATION

                       6.40% SENIOR NOTE DUE APRIL 1, 2013
                      MANDATORILY TENDERED ON APRIL 1, 2003

NO. R                                                     PRINCIPAL AMOUNT:
                                                          U.S.$

                                                          CUSIP: 674599 BN 4

        Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL ISSUE DATE:         April 6, 1998   REDEMPTION DATE/PRICE AFTER
INTEREST RATE TO                             THE REMARKETING DATE:  See
    REMARKETING DATE:        6.40%           Further Provisions Set Forth Herein
REMARKETING DATE:            April 1, 2003
INTEREST RATE TO MATURITY:  To Be Determined
    As Provided Herein And Set Forth in the Records of the Trustee
MATURITY DATE:               April 1, 2013
ISSUE PRICE:                 99.893%


INTEREST PAYMENT DATES:      April 1 and October 1, commencing October 1, 1998
REGULAR RECORD DATES:        March 15 and September 15

Dated: April 6, 1998


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Trustee


By:______________________________
        Authorized Signatory



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        OCCIDENTAL PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above on the Maturity Date specified above (unless and to the extent earlier redeemed or repaid prior to such Maturity Date) and to pay interest thereon from April 1, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1, in each year, commencing with the first Interest Payment Date next succeeding the Original Issue Date, to the Remarketing Date specified above at the Interest Rate to Remarketing Date specified above, and thereafter, subject to the terms and conditions set forth herein, at the Interest Rate determined by the Remarketing Dealer (as defined below) in accordance with the procedures set forth below ("Interest Rate to Maturity"), until the principal hereof is paid or made available for payment. Interest payments for this Note will include interest accrued to but excluding each Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date or Maturity with respect to this Note falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either
(1) be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest, if any, on this Note will be made at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and provided, further, that the Holder of this Note shall be entitled to receive payments of principal of and interest, if any, on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than l5 days prior to the applicable payment date.

        Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



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        This Note is one of a duly authorized issue of securities (herein called the "Securities") of the Company (which term include any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This Security is one of a Series designated by the Company as its 6.40% Senior Notes due April 1, 2013, Mandatorily Tendered on April 1, 2003 (the "Notes"). The Indenture does not limit the aggregate principal amount of the Notes or the Securities.

        The Company issued this Note pursuant to an Indenture, dated as of April 1, 1998 (herein called the "Indenture" which term, for the purpose of this Note, shall include the Officers' Certificate dated April 6, 1998, delivered pursuant to Sections 201 and 301 of the Indenture), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        The Notes are issuable as Registered Securities, without coupons, in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

        Certain provisions relating to the remarketing of the Notes set forth below are contained in a Remarketing Agreement (the "Remarketing Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer").

        Provided that on a Business Day not later than five Business Days prior to the Remarketing Date the Remarketing Dealer notifies the Company and the Trustee of its election to purchase the Notes on the Remarketing Date for remarketing (the "Notification Date"), the Notes shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the Notes, for remarketing on the Remarketing Date, subject in each case to the conditions described herein and set forth in the Remarketing Agreement. The purchase price for the tendered Notes shall equal 100% of the principal amount thereof. From and after the Remarking Date, the Note shall bear interest at the Interest Rate to Maturity as specified herein. If the Remarketing Dealer elects to remarket the Notes, the obligation of the Remarketing Dealer to purchase the Notes on the Remarketing Date is subject to the conditions specified in the Remarketing Agreement. If the Remarketing Dealer purchases notes on the Remarketing Date, it must purchase all of the Notes. If for any reason the Remarketing Dealer does not purchase all of the Notes on the Remarketing Date, the Company shall be required to repurchase from the registered holders thereof, and the registered holders will be required to sell to the Company, all the Notes at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the Notes to the Remarketing Date as specified herein.

        Subject to the Remarketing Dealer's election to remarket the Notes as specified above and subject further to provisions herein and the Remarketing Agreement, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-



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thousandth (0.00001) of one percent per annum, and will be equal to the sum of
5.666% (the "Base Rate") plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the Notes.

        The "Applicable Spread" will be the lowest bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the purchase by such Reference Corporate Dealer of the full aggregate principal amount of the Notes at the Dollar Price, assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) the Maturity Date specified above, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date for the Notes, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bids obtained as described above. Each such bid shall be the price, expressed as a spread above the Base Rate based on the assumptions set forth above, at which the applicable Reference Corporate Dealer irrevocably commits to purchase the entire principal amount of the Notes for settlement on the Remarketing Date. Subject to the purchase of the Notes by the Remarketing Dealer on the Remarketing Date, the Remarketing Dealer will sell the Notes to the Reference Corporate Dealer that submits the lowest bid (if other than the Remarketing Dealer itself), such sale to be settled by payment on the Remarketing Date in immediately available funds; provided, that if such Reference Corporate Dealer notifies the Remarketing Dealer that it will not make such purchase or for any reason fails to make such payment to the Remarketing Dealer by 1:00 p.m., New York City time, on the Remarketing Date, the Remarketing Dealer shall not longer be obligated to sell the Notes to such Reference Corporate Dealer. If the Applicable Spread is bid by more than one Reference Corporate Dealer, the Remarketing Dealer shall select, from among such Reference Corporate Dealers, the Reference Corporate Dealer (other than the Remarketing Dealer) to which it will sell the Notes as set forth in the immediately preceding sentence. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Notes, the Company and the Trustee.

        "Beneficial Owner" shall mean each person who acquires an interest in the Note which is reflected on the records of DTC through its participants.

        "Dollar Price" means, with respect to the Notes, the present value determined by the Remarketing Dealer, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

        "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Company in The City of New York (which, unless otherwise specified by the Remarketing Dealer, shall include the Remarketing Dealer or one of its affiliates) selected by the Company, after consultation with the Remarketing Dealer and notified to the Remarketing Dealer, not later than one Business Day prior to the Determination Date; provided, that if the Company does not so notify the Remarketing Dealer by the close of business on the Business Day prior to the Determination Date, then such Reference Corporate Dealers shall be selected by the Remarketing Dealer.



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        "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

        "Comparable Treasury Issues" means the current on-the-run (as such term is used by dealers in the United States Treasury securities market) ten-year United States Treasury security as set forth at 11:00 a.m., New York City time, on the Determination Date on "Telerate Page 500" (as defined below) (or such other page as may replace Telerate Page 500); provided, that, if ten-year United States Treasury securities shall not have been issued within the twelve-month period preceding the Remarketing Date, "Comparable Treasury Issues" shall mean the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the term remaining to the Maturity Date of the Notes being remarketed.

        "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in clause (a) above as may replace Dow Jones Markets Limited.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

        "Reference Treasury Dealer" means, with respect to the Remarketing Date, each of BancAmerica Robertson Stephens, Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (or their respective affiliates which are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York ( a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefore another Primary Treasury Dealer.

        "Remaining Scheduled Payments" means, with respect to the Notes, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Maturity Date, as determined by the Remarketing Dealer.

        Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all Notes on the Remarketing Date and subject to the



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Company's right to redeem the Notes from the Remarketing Dealer on the
Remarketing Date as set forth below, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity. All of the tendered Notes shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

        In the event that the Notes are remarketed on the Remarketing Date, the Remarketing Dealer shall make or cause the Trustee to make payment to the DTC Participant of each Beneficial Owner of Notes, by book-entry through DTC no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Notes, of 100% of the principal amount of the tendered Notes that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the Notes on the Remarketing Date, it shall be the obligation of the Company to make or cause to be made such payment for the Notes, as provided herein. In any case, the Company shall make, or cause the Trustee to make, payment of interest in the normal course on the Notes due on the Remarketing Date in accordance with the Indenture by book-entry through DTC no later than the close of business on the Remarketing Date.

        "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire, directly or indirectly, an interest in the Notes.

        The transactions specified above shall be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof.

        The tender and settlement procedures set forth above, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of Notes, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Notes in certificated form, if the book-entry system is no longer available for the Notes at the time of the remarketing. In addition, the Remarketing Dealer may, without the consent of holders or Beneficial Owners of the Notes, modify the tender and settlement procedures specified above in order to facilitate the tender and settlement process.

        As long as DTC's nominee holds the certificates representing any Notes in the book-entry system of DTC, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of such Notes effected in the remarketing.

        In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) the Remarketing Dealer has terminated the Remarketing Agreement pursuant to Section 11 thereof at any time after the Remarketing Dealer elects on the Notification Date to remarket the Notes, or
(iv) the Remarketing Dealer for any reason does not elect to purchase the Notes for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered Notes on the Remarketing Date, the Company shall repurchase all the Notes as a whole on



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the Remarketing Date at a price equal to 100% of the principal amount of the
Notes plus all accrued and unpaid interest, if any, on the Notes to the Remarketing Date. In any such case, payment will be made by the Company to the registered holders of the Notes, by book-entry through DTC no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Notes.

        If the Remarketing Dealer elects to remarket the Notes on the Remarketing Date, then not later than the close of business on the Business Day immediately preceding the Determination Date, the Company shall notify the Remarketing Dealer and the Trustee if the Company irrevocably elects to exercise its right to redeem the Notes, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. If the Company fails to elect, or elects not to, redeem the Notes pursuant to this paragraph, the Remarketing Dealer will determine the Interest Rate to Maturity as provided above.

        The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Notes and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semiannual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest at a rate of 6.40% per annum from the Remarketing Date on the principal amount being redeemed to the date of redemption if payment in respect of such redemption occurs after the Remarketing Date. If the Company elects to redeem the Notes, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

        After the Remarketing Date, the Notes are redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes and (ii) an amount (determined by the Quotation Agent (as defined below)) equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of such payments of interest accrued as of the date of the redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 15 basis points plus accrued interest thereon to the date of redemption.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations, such average in any case to be determined



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by the Quotation Agent, or (iii) if only one Reference Treasury Dealer Quotation is received, such Quotation.

        "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

        "Reference Treasury Dealer" means, with respect to any redemption date after the Remarketing Date, (i) J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, Chase Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Company.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in the City of New York preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes (or portions thereof) to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

        Notwithstanding the foregoing, installments of interest whose Stated Maturity is prior to the Redemption Date of any Note will be payable to the Holder of such Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to above, all as provided in the Indenture.

        All notices of redemption shall state the Redemption Date, the Redemption Price, if fewer than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Note, or portion thereof, to be redeemed, that interest on each Note, or portion thereof, called for redemption will cease to accrue on the Redemption Date and the place or places where Notes may be surrendered for redemption. If fewer than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate.

        In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in authorized denominations in the name of the Holder hereof upon the cancellation hereof.

        For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Note shall relate, in the case that this Note



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is redeemed or to be redeemed by the Company only in part to that portion of the principal amount of this Note that has been or is to be redeemed.

        If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        Notwithstanding any provision to the contrary in the Indenture or otherwise, prior to the Remarketing Date, neither the Company nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the Notes prior to the remarketing thereof by the Remarketing Dealer.

        The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note, subject to the provisions for satisfaction and discharge in Article Four of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        Notwithstanding any provision to the contrary set forth in the Indenture, the Company shall use its commercially reasonable efforts to maintain the Notes in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Notes in book-entry form. The Company hereby waives any discretionary right it otherwise has under the Indenture to cause the Notes to be issued in certificated form prior to the Remarketing Date.

        After the Remarketing Date, the Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or Redemption Date, as the case may be, the entire indebtedness on all Outstanding Notes, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Notes, to defease the Indenture with respect to such Notes, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Notes. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity or Redemption Date, as the case may be.



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

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the Security Register, upon surrender of a Note for registration of transfer at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        No service charge shall be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 304, 906 or 1107 of the Indenture, not involving any transfer).

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

        All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Instrument to be signed by the signature or facsimile signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary by his signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

        (SEAL)                                OCCIDENTAL  PETROLEUM  CORPORATION



                                                By______________________________
                                                  Title:

Attest:



______________________________
Title:

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT_____Custodian_______
                                                          (Cust.)        (Minor)
TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right        Under Uniform Gifts to Minor Act
         of survivorship and not as
         tenants in common

                                                  ______________________________
                                                             (State)

      Additional abbreviations may also be used though not in the above list.

                              _______________________

FOR VALUE RECEIVED, the undersigned hereby sells(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer
Identification number of assignee

---------------------------------
          ---       ---
---------------------------------



--------------------------------------------------------------------------------
                   Please Print or Typewrite Name and Address
                      Including Postal Zip Code of Assignee


--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________ attorney to transfer said
Security on the books of the Company, with full power of substitution in the premises.


Dated:________________________           _______________________________________
                                                        Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.